Exhibit 10.1












                             PURCHASE AGREEMENT

                                BY AND AMONG

                            W.W. GRAINGER, INC.,

                        MOUNTAIN CAPITAL CORPORATION

                                    AND

              THE SHAREHOLDERS OF MOUNTAIN CAPITAL CORPORATION
                    LISTED ON THE SIGNATURE PAGES HERETO





                       Dated as of February 28, 2002






===============================================================================

                             PURCHASE AGREEMENT
                             ------------------

         THIS PURCHASE AGREEMENT is made as of the 28th day of February, 2002, by and among W.W. Grainger, Inc., an Illinois corporation ("GWW"), Mountain Capital Corporation, a Nevada corporation ("MCC"), and the shareholders of MCC listed on the signature pages hereto (collectively, the "MCC Shareholders").



                            W I T N E S S E T H:
                            - - - - - - - - - -

         A. The sole assets of MCC consist of cash, 4,801,600 shares of GWW Common Stock (as hereinafter defined) and certain Excluded Assets (as hereinafter defined). The MCC Shareholders own all of the issued and outstanding shares of capital stock of MCC.

         B. MCC and the MCC Shareholders have proposed that GWW and MCC effect a transaction whereby MCC shall transfer to GWW, free and clear of all Liens (as hereinafter defined) and Liabilities (as hereinafter defined), certain assets owned by MCC (not including the Excluded Assets) at the Closing (as hereinafter defined), and GWW shall transfer to MCC, in exchange for those certain assets owned by MCC, a number of shares of GWW Common Stock to be determined in accordance with Section 2.3(a) (the "Acquisition"), following which MCC shall distribute all of its assets to the MCC Shareholders pursuant to a complete liquidation of MCC.

         C. GWW and MCC have determined that the Acquisition is advisable and in the best interests of GWW and MCC, respectively, and their respective shareholders.

         D. GWW, MCC and the MCC Shareholders desire to consummate the Acquisition upon the terms and subject to the conditions set forth in this Agreement.

         E. MCC and the MCC Shareholders intend that the Acquisition and the Liquidation (as hereinafter defined) shall constitute a reorganization within the meaning of Section 368(a)(1)(C) and Section 368(a)(2)(G) of the United States Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

                                 ARTICLE I

                                DEFINITIONS
                                -----------

         1.1 Definitions. The following terms shall have the following meanings for the purposes of this Agreement:

         "Acquisition" shall have the meaning set forth in the recitals hereto.

         "Affiliate" shall mean, with respect to any specified Person, (i) any other Person which, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person, (ii) any other Person which is a director, officer or partner, or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, of the specified Person or a Person described in clause (i) of this paragraph, (iii) another Person of which the specified Person is a director, officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (iv) another Person in which the specified Person has a substantial beneficial interest or as to which the specified Person serves as trustee or in a similar capacity or (v) any relative or spouse of the specified Person or any of the foregoing Persons, any relative of such spouse or any spouse of any such relative. For purposes of this Agreement, GWW shall not be deemed an Affiliate of MCC or any MCC Shareholder.

         "Agreement" shall mean this Purchase Agreement, including all exhibits and schedules hereto, as it may be amended from time to time in accordance with its terms.

         "Arrangement" shall mean any retirement or deferred compensation, incentive compensation, stock, unemployment compensation, vacation pay, severance pay, change of control, bonus, benefit, insurance, medical, health, life, death, hospitalization, or any other fringe benefit plan, agreement or arrangement for any current or former employee, director, consultant or agent, whether pursuant to a Contract, arrangement, custom or informal understanding.

         "Business Day" shall mean any day of the year other than (i) any Saturday or Sunday or (ii) any other day on which banks located in Chicago, Illinois are authorized or required to be closed for business.

         "Closing" shall mean the consummation of the Acquisition in accordance with Article VI.

         "Closing Date" shall have the meaning set forth in Section 6.1.

         "Closing Market Price" shall mean the closing per share sale price for shares of GWW Common Stock on February 20, 2002 as reported in the table of New York Stock Exchange composite transactions as published in The Wall Street Journal.

         "Code" shall have the meaning set forth in the recitals hereto.

         "Contract" shall mean any contract, arrangement, commitment, understanding, lease, sales order, purchase order, agreement, warranty, indenture, mortgage, note, bond, right, warrant or instrument, whether written or verbal.

         "Determined Expense Amount" shall have the meaning set forth in
Section 2.5(b).

         "Environmental Law" shall mean any Law that imposes liability or standards of conduct concerning, or otherwise relates to, discharges, emissions, releases or threatened releases of noises, odors or any pollutants, contaminants or hazardous or toxic wastes, substances or materials, whether as matter or energy, into ambient air, water or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants or hazardous or toxic wastes, substances or materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, as amended, the Clean Water Act of 1977, as amended, any so-called "Superfund" or "Superlien" Law (including those already referenced in this definition), the California Hazardous Waste Act, the California Health & Safety Code, Section 25100, et seq. and Section 25300, et seq., the California Hazardous Substance Account Act, and any other Law, including any other California statute, regulation or ordinance, having a similar subject matter.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" shall mean, with respect to any Person, any corporation, trade or business which, together with such Person, is a member of a controlled group of corporations or a group of trades or businesses under common control within the meaning of sections 414(b) or
(c) of the Code.

         "Escrow Agent" shall mean American National Bank and Trust Company of Chicago, a national banking association.

         "Escrow Agreement" shall mean the Escrow Agreement, dated as of the date hereof, among GWW, MCC, the MCC Shareholders and the Escrow Agent.

         "Escrow Liquidation Notice" shall have the meaning set forth in
Section 2.6(c).

         "Escrow Shares" shall have the meaning set forth in Section
2.3(b).

         "Excluded Assets" shall mean (i) all bank accounts of MCC (including any cash held in such accounts other than the MCC Cash); (ii) minute books, capital stock records, tax records, certificates of incorporation, by-laws, the corporate seal, annual and other corporate reports and other books and records of MCC; (iii) all capital stock to be received by MCC from GWW and all other rights of MCC under this Agreement;
(iv) any federal, state or local income tax credits and refunds in favor of MCC; (v) all claims, causes of action, choses in action, rights of recovery and rights of set-off of every kind and nature to the extent related to Liabilities retained by MCC; and (vi) all declared but unpaid dividends on the Old GWW Shares.

         "Financial Statements" shall mean the unaudited financial statements of MCC as of December 31, 2001, consisting of the balance sheet at such date and the related profit and loss statement for the fiscal year then ended.

         "Governmental Authority" shall mean the government of the United States or any foreign country or any state or political subdivision of the United States or any foreign country and any other entity, body, agency or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any quasi-governmental entity established to perform such functions.

         "GWW" shall have the meaning set forth in the preamble hereto.

         "GWW Common Stock" shall mean the Common Stock, par value $.50 per share, of GWW.

         "GWW Expense Reimbursement Amount" shall have the meaning set forth in Section 2.5(b).

         "GWW Indemnified Parties" shall mean GWW, each of its Subsidiaries and Affiliates and each of their respective officers, directors, shareholders, employees, agents and representatives; provided, that in no event shall MCC or any MCC Shareholder be deemed a GWW Indemnified Party.

         "GWW Tax Certificate" shall have the meaning set forth in Section
6.3(c).

         "Hazardous Substance" shall mean any material or substance which
(i) constitutes a hazardous substance, toxic substance or pollutant (as such terms are defined by or pursuant to any Environmental Law) or (ii) is regulated or controlled as a hazardous substance, toxic substance, pollutant or other regulated or controlled material, substance or matter pursuant to any Environmental Law.

         "Indemnified Person" shall mean the Person or Persons entitled to, or claiming a right to, indemnification under Article VII.

         "Indemnifying Person" shall mean the Person or Persons claimed by the Indemnified Person to be obligated to provide indemnification under
Article VII.

         "IRS" shall mean the United States Internal Revenue Service.

         "Latest Balance Sheet" shall mean the unaudited balance sheet of MCC dated as of December 31, 2001.

         "Law" shall mean any law (including the common law), statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

         "Liability" shall mean any past, present or future liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute, fixed, contingent or otherwise, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability or obligation for Taxes.

         "Lien" shall mean any lien, mortgage, charge, restriction, pledge, security interest, option, lease, sublease or right of any third party, other than any restriction arising under federal or state securities laws.

         "Liquidation" shall have the meaning set forth in Section 2.6(a).

         "Liquidation Notice" shall have the meaning set forth in Section
2.6(b).

         "Loss" or "Losses" shall mean any and all losses, Liabilities, costs, claims, damages, penalties and expenses (including reasonable attorneys' fees and expenses and reasonable costs of investigation and litigation). In the event any of the foregoing are indemnifiable hereunder, the terms "Loss" and "Losses" shall include any and all reasonable attorneys' fees and expenses and reasonable costs of investigation and litigation incurred by the Indemnified Person in enforcing such indemnity. The amount of any Loss or Losses incurred or suffered by the Indemnified Person shall be calculated after giving effect to (i) any insurance proceeds received by the Indemnified Person with respect to such Loss or Losses and (ii) any net Tax benefit or detriment realized by the Indemnified Person arising from the facts or circumstances giving rise to such Loss or Losses or arising from indemnification for such Loss or Losses.

         "MCC" shall have the meaning set forth in the preamble hereto.

         "MCC Cash" shall have the meaning set forth in Section 2.1.

         "MCC Common Stock" shall have the meaning set forth in Section
3.4(a).

         "MCC Escrow Certificates" shall have the meaning set forth in
Section 2.3(b).

         "MCC Representative" shall have the meaning set forth in Section
8.13.

         "MCC Shareholder" shall have the meaning set forth in the preamble hereto.

         "MCC Shareholder Escrow Certificate" shall have the meaning set forth in Section 2.6(c).

         "New GWW Shares" shall have the meaning set forth in Section
2.3(a).

         "Old GWW Shares" shall have the meaning set forth in Section 2.1.

         "Permit" shall mean any permit, license, approval, consent or other authorization required or granted by any Governmental Authority.

         "Person" shall mean any individual, corporation, proprietorship, firm, partnership, limited partnership, limited liability company, trust, association or other entity.

         "Plan" shall mean any "employee welfare benefit plan" or "employee pension benefit plan" as those terms are respectively defined in sections 3(1) and 3(2) of ERISA, or any "multiemployer plan" (as defined in section 3(37) of ERISA).

         "Plan of Liquidation" shall have the meaning set forth in Section
3.11.

         "Pledge" shall mean the pledge of the Old GWW Shares by MCC to Union Bank as collateral security for MCC's indebtedness to Union Bank under the Union Bank Credit Facility pursuant to the Security Agreement (Investment Securities), dated as of June 9, 2000, between MCC and Union Bank.

         "Purchased Assets" shall have the meaning set forth in Section
2.1.

         "Related Agreement" shall have the meaning set forth in Section
7.1.

         "SEC Filings" shall have the meaning set forth in Section 3.17.

         "Securities Act" shall have the meaning set forth in Section 3.17.

         "Securities Act Legend" shall mean the legend set forth in Section 2.10(i).

         "Share Transfer Restriction Agreement" shall mean the Share Transfer Restriction Agreement, dated as of the date hereof, among GWW, the MCC Shareholders and the other signatories thereto.

         "Share Transfer Restriction Agreement Legend" shall mean the legend set forth in Section 2.10(ii).

         "Subsidiary" shall mean, with respect to any Person, any corporation or other entity, whether incorporated or unincorporated, of which (i) such Person or any other Subsidiary of such Person is a general partner or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other entity is, directly or indirectly, owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and any one or more of its Subsidiaries.

         "Taxes" shall mean all taxes, charges, fees, duties (including customs duties), levies or other assessments, including income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, goods and services, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance, license, payroll, environmental, capital stock, disability, employee's income withholding, other withholding, unemployment and Social Security taxes, which are imposed by any Governmental Authority, and such term shall include any interest, penalties or additions to tax attributable thereto.

         "Tax Return" shall mean any report, return or other information required to be supplied to a Governmental Authority in connection with any Taxes.

         "Union Bank" shall mean Union Bank of California, N.A.

         "Union Bank Closing Confirmation" shall have the meaning set forth in Section 2.4.

         "Union Bank Credit Facility" shall mean the Loan Agreement, dated as of June 9, 2000, between MCC and Union Bank and the revolving promissory note of MCC related thereto, dated as of June 9, 2000, in the original principal amount of $3 million.

         "Union Bank Debt Amount" shall have the meaning set forth in
Section 2.4.

         "Union Bank Notice" shall have the meaning set forth in Section
2.4.

         1.2. Interpretation. The headings preceding the text of Articles and Sections included in this Agreement and the headings to Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. Reference to any Person includes such Person's successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Reference to any Law means such Law as amended, modified, codified, replaced or re-enacted, in whole or in part, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder. Underscored references to Articles, Sections, Subsections, Exhibits or Schedules shall refer to those portions of this Agreement. The use of the terms "hereunder," "hereof," "hereto" and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section or clause of or Exhibit or Schedule to this Agreement. No specific representation, warranty or covenant contained herein shall limit the generality or applicability of a more general representation, warranty or covenant contained herein. A breach of or inaccuracy in any representation, warranty or covenant shall not be affected by the fact that any more general or less general representation, warranty or covenant was not also breached or inaccurate.

                                ARTICLE II

                     ACQUISITION; RELATED TRANSACTIONS
                     ---------------------------------

         2.1. Sale and Purchase of Purchased Assets. Subject to the terms and conditions of this Agreement, at and as of the Closing, MCC shall sell, assign, transfer and deliver to GWW, free and clear of all Liens and Liabilities, 4,801,600 shares of GWW Common Stock (the "Old GWW Shares") and cash in such amount as MCC shall specify to GWW in writing at least two Business Days prior to the Closing Date (the "MCC Cash," and together with the Old GWW Shares, the "Purchased Assets"), and GWW shall purchase, and accept the assignment, transfer and delivery of, the Purchased Assets.

         2.2. Delivery of Purchased Assets by MCC. At the Closing, MCC shall effect the sale of the Purchased Assets to GWW by delivering to GWW (i) certificates registered in the name of MCC representing all of the Old GWW Shares, which certificates shall be duly endorsed for transfer or accompanied by duly executed stock powers and (ii) the MCC Cash, which shall be delivered to GWW by electronic wire transfer to such account or accounts as GWW shall specify to MCC in writing prior to the Closing Date.

         2.3. Payment for Purchased Assets by GWW.

         (a) At the Closing, as aggregate and complete consideration for the sale of the Purchased Assets by MCC, GWW shall (i) pay to Union Bank the Union Bank Debt Amount pursuant to Section 2.4 and (ii) transfer to MCC a number of shares of GWW Common Stock, consisting entirely of shares held in the treasury of GWW ( the "New GWW Shares"), equal to the number of Old GWW Shares less the sum of (A) a number equal to one and one-half percent (1.50%) of the number of the Old GWW Shares, (B) a number equal to the GWW Expense Reimbursement Amount divided by the Closing Market Price and (C) a number equal to the Union Bank Debt Amount divided by the Closing Market Price.

         (b) GWW shall effect the delivery of the New GWW Shares to MCC by delivering (i) to MCC certificates registered in the name of MCC representing ninety percent (90%) of the New GWW Shares and (ii) to the Escrow Agent, on behalf of MCC, certificates registered in the name of MCC (the "MCC Escrow Certificates") representing ten percent (10%) of the New GWW Shares (the "Escrow Shares"), in each case containing the Securities Act Legend and the Share Transfer Restriction Agreement Legend. Contemporaneous with such deliveries, MCC shall deliver to the Escrow Agent such reasonable number of duly executed stock powers (undated and in blank, with Medallion guarantee) relating to the Escrow Shares as GWW shall request.

         2.4. Payment of Union Bank Loan by GWW. At or prior to the Closing, MCC shall cause Union Bank to provide a written notice (the "Union Bank Notice") to GWW and MCC that identifies the total amount necessary to pay in full all outstanding indebtedness (including principal, interest and any prepayment fee) of MCC to Union Bank under the Union Bank Credit Facility as of the Closing Date (the "Union Bank Debt Amount") and sets forth wire transfer instructions for payment of the Union Bank Debt Amount. At the Closing, GWW shall pay to Union Bank, for the account of MCC, an amount equal to the Union Bank Debt Amount by electronic wire transfer to such account or accounts specified in the Union Bank Notice. Promptly upon Union Bank's receipt of the Union Bank Debt Amount, MCC shall cause Union Bank to deliver to MCC and GWW written confirmation that (i) all indebtedness of MCC to Union Bank (including all Liabilities of MCC under the Union Bank Credit Facility, including any prepayment fee) has been paid in full and
(ii) all Liens upon the Old GWW Shares (including the Pledge) under the Union Bank Credit Facility and under any and all other Contracts to which Union Bank is a party or of which Union Bank is a beneficiary, have been satisfied and released (the "Union Bank Closing Confirmation").

         2.5. Payment of Transaction Expenses by MCC.

         (a) MCC and the MCC Shareholders jointly and severally shall reimburse GWW for all of GWW's reasonable out-of-pocket costs and expenses (including legal, investment banking, accounting, auditing, transfer agent and other advisory or professional fees and expenses) paid and to be paid to third parties, and documented in summary form by GWW to the reasonable satisfaction of MCC, in connection with this Agreement, the Escrow Agreement and the Share Transfer Restriction Agreement and the transactions contemplated hereby and thereby. MCC shall also pay all sales, use, stamp, transfer, service, recording and like Taxes, if any, imposed by any Governmental Authority in connection with the transfer and assignment of the Old GWW Shares or the New GWW Shares.

         (b) Not later than February 21, 2002, GWW and MCC shall make a joint good faith determination of all known reimbursable costs and expenses incurred and to be incurred by GWW in connection with the Acquisition (the
"Determined Expense Amount"). The MCC Cash to be received by GWW at Closing shall be applied to MCC's obligation to reimburse GWW for the Determined Expense Amount. In the event that the MCC Cash is less than the Determined Expense Amount, GWW and MCC shall calculate the remainder of the Determined Expense Amount less the MCC Cash, and such remainder (the "GWW Expense Reimbursement Amount") shall be used to calculate the number of New GWW
Shares to be transferred by GWW to MCC as provided in Section 2.3(a) and MCC's obligation to reimburse GWW for the GWW Expense Reimbursement Amount shall be deemed thereby satisfied. Other than as provided in the next sentence, nothing in this Section 2.5(b) shall limit or otherwise affect the obligation of MCC and the MCC Shareholders to reimburse GWW for costs, expenses and other amounts described in Section 2.5(a) in excess of the Determined Expense Amount. MCC and the MCC Shareholders shall have no obligation to reimburse GWW for any legal, investment banking, accounting, auditing, transfer agent or other advisory or professional fees and expenses beyond those included in the Determined Expense Amount; provided, however, that nothing in this Section 2.5 shall limit or otherwise affect
(i) the obligations of MCC and the MCC Shareholders to indemnify the GWW Indemnified Parties for any and all such fees and expenses that represent Losses incurred or suffered on or after the date hereof by any or all of the GWW Indemnified Parties pursuant to Section 7.2 or (ii) the obligations of the MCC Shareholders to indemnify the GWW Indemnified Parties for any and all such fees and expenses that represent Losses (as defined in the Share Transfer Restriction Agreement) incurred or suffered on or after the date hereof by any or all of the GWW Indemnified Parties pursuant to
Section 8.2 of the Share Transfer Restriction Agreement.

         2.6. Liquidation; Replacement of Escrow Certificates.

         (a) At the Closing, immediately following the consummation of the Acquisition and MCC's and the Escrow Agent's receipt of the certificates representing the New GWW Shares pursuant to Section 2.3(b), MCC may transfer and distribute all of its assets, consisting of the New GWW Shares and the Excluded Assets, to the MCC Shareholders pursuant to a complete liquidation of MCC as provided in the Plan of Liquidation of MCC (the "Liquidation").

         (b) In consummation of the Liquidation, MCC shall deliver to GWW
(i) a written notice to GWW confirming that the Liquidation has become effective and setting forth the number of New GWW Shares (other than the Escrow Shares) that each MCC Shareholder is entitled to receive in connection with the Liquidation (the "Liquidation Notice") and (ii) certificates registered in the name of MCC representing all of the New GWW Shares (other than the Escrow Shares), which certificates shall be duly endorsed for transfer or accompanied by duly executed stock powers. As soon as practicable following GWW's receipt of the Liquidation Notice and the certificates representing the New GWW Shares (other than the Escrow Shares), GWW shall deliver to each MCC Shareholder one or more certificates registered in the name of each such MCC Shareholder, containing the Securities Act Legend and the Share Transfer Restriction Agreement Legend, representing the number of New GWW Shares (other than the Escrow Shares) entitled to be received by such MCC Shareholder as designated by MCC pursuant to the Liquidation Notice.

          (c) MCC shall effect the distribution of the Escrow Shares to the MCC Shareholders in the Liquidation by (i) delivering to GWW and the Escrow Agent a written notice confirming that the Plan of Liquidation has become effective and setting forth the number of Escrow Shares that each MCC Shareholder is entitled to receive in connection with the Liquidation (the "Escrow Liquidation Notice") and (ii) delivering to GWW such reasonable number of duly executed stock powers (undated and in blank, with Medallion guarantee) from each MCC Shareholder as GWW shall request, which stock powers shall relate to the Escrow Shares to be received by such MCC Shareholder as designated by MCC pursuant to the Escrow Liquidation Notice. As soon as practicable following GWW's receipt of the Escrow Liquidation Notice and the stock powers from each MCC Shareholder relating to the Escrow Shares, (i) GWW shall deliver to the Escrow Agent the certificates evidencing the Escrow Shares to which the MCC Shareholders are entitled as designated by MCC pursuant to the Escrow Liquidation Notice (each, an "MCC Shareholder Escrow Certificate"), accompanied by each MCC Shareholder's duly executed stock powers relating to the Escrow Shares, which certificates shall replace the MCC Escrow Certificates held by the Escrow Agent in the Escrow Fund (as defined in the Escrow Agreement) and (ii) GWW and the Escrow Agent shall cause the MCC Escrow Certificates to be cancelled.

         2.7. Escrow Agreement. The Escrow Shares represented by the MCC Escrow Certificates shall be pledged by MCC to GWW pursuant to the terms of the Escrow Agreement to serve as security for the obligations and liabilities of MCC and the MCC Shareholders set forth in Article VII. The Escrow Shares represented by the MCC Shareholder Escrow Certificates shall be pledged by each such MCC Shareholder to GWW pursuant to the terms of the Escrow Agreement to serve as security for the obligations and liabilities of MCC and the MCC Shareholders set forth in Article VII.

         2.8. No Liabilities Assumed. Notwithstanding the terms of Section 2.4 and notwithstanding anything else in this Agreement, neither GWW nor any of its Affiliates shall assume or otherwise be liable in respect of, or be deemed to have assumed or otherwise be liable in respect of, any debt, obligation or other Liability of, or claim against, MCC or any of its Affiliates or shareholders whatsoever, including (i) any Liability of MCC to Union Bank or to any other Person and (ii) any Liability for Taxes of MCC or any of its Affiliates or shareholders.

         2.9. No Fractional Shares.

         (a) No certificates representing fractional shares of GWW Common Stock shall be issued in connection with the Acquisition.

         (b) In lieu of the transfer by GWW to MCC of any fractional New GWW Shares as payment for the Purchased Assets in the Acquisition, the number of New GWW Shares resulting from the calculation set forth in Section
2.3(a) shall be rounded up to the nearest whole share.

         (c) In lieu of the distribution by MCC to the MCC Shareholders of any fractional New GWW Shares in connection with the Liquidation, MCC shall specify the manner of distributing the New GWW Shares to the MCC
Shareholders such that each MCC Shareholder shall receive a whole number of New GWW Shares.

         (d) In lieu of the deposit by GWW, on behalf of MCC or the MCC Shareholders, as the case may be, with the Escrow Agent of any fractional New GWW Shares designated as Escrow Shares in connection with the Escrow Agreement, the number of shares to be so deposited as Escrow Shares thereunder shall be rounded up to the nearest whole share. The Escrow Liquidation Notice provided by MCC to GWW and the Escrow Agent upon the consummation of the Liquidation shall provide for each MCC Shareholder to be entitled to receive a whole number of Escrow Shares.

         2.10. Legends. For so long as the restrictions described below are applicable to such shares as determined by GWW in GWW's reasonable discretion, each certificate of GWW Common Stock representing New GWW Shares (including the Escrow Shares) shall be stamped or otherwise imprinted with legends in substantially the following forms:

               (i) Securities Act Legend: "These securities have been obtained from the issuer in a transaction not involving a public offering and have not been registered under and are subject to the restrictions on resale pursuant to the Securities Act of 1933 and state securities laws."

               (ii) Share Transfer Restriction Agreement Legend: "The
                    sale, transfer or other disposition of the shares represented by this certificate prior to February 28, 2012 is subject to, and may not be made except in compliance with, the conditions specified in a Share Transfer Restriction Agreement with W.W. Grainger, Inc. (the "Company"). A copy of the Share Transfer Restriction Agreement is on file and may be inspected at the principal office of the Company and will be furnished by the Company to the holder hereof upon request and without charge."

                                ARTICLE III

                       REPRESENTATIONS AND WARRANTIES
                      OF MCC AND THE MCC SHAREHOLDERS
                      -------------------------------

         MCC and the MCC Shareholders jointly and severally represent and warrant to GWW, as of the date of this Agreement and as of the Closing Date (as if such representations and warranties were remade on the Closing
Date), as set forth below. The information disclosed on any Schedule attached hereto shall be deemed to relate solely to the section of this
Article III to which such Schedule relates and shall not be deemed to relate to any other sections to which such disclosures may apply unless such disclosure is cross-referenced in the Schedule(s) relating to such other section(s), and only to the extent that the applicable information or risk is described.

         3.1. Due Incorporation; Subsidiaries.

         (a) MCC is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. MCC is not, and never has been, required to be licensed or qualified to do business as a foreign corporation in any jurisdiction. Except as described in Schedule 3.1(a), MCC has no, and never has had any, direct or indirect subsidiaries, either wholly or partially owned. Except for the Old GWW Shares and except as described in Schedule 3.1(a), MCC does not hold, and never has held, any direct or indirect economic, voting, equity or management interest in any Person and does not own, and never has owned, directly or indirectly, any security issued by any Person. True, correct and complete copies of the articles of incorporation and by-laws, and, to the best of MCC's and the MCC
Shareholders' knowledge, all minutes of all meetings (or written consents in lieu of meetings) of the board of directors (and all committees thereof) and the shareholders of MCC have been delivered to GWW. To the best of MCC's and the MCC Shareholders' knowledge, all action taken by the board of directors (and all committees thereof) and the shareholders of MCC is reflected in such minutes and written consents.

         (b) Each MCC Shareholder that is not a natural person is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

         3.2. Due Authorization.

         (a) MCC has full power and authority to execute, deliver and perform this Agreement and the Escrow Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by MCC of this Agreement and the Escrow Agreement, and the consummation by MCC of the transactions contemplated hereby and thereby, have been duly and validly approved by its board of directors and its shareholders, and no other actions or proceedings on the part of MCC are necessary to authorize this Agreement or the Escrow Agreement or the transactions contemplated hereby and thereby. MCC has duly and validly executed and delivered this Agreement and the Escrow Agreement. This Agreement and the Escrow Agreement constitute legal, valid and binding obligations of MCC, in each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

         (b) Each MCC Shareholder that is not a natural person has full power and authority to execute, deliver and perform this Agreement and the Escrow Agreement and to consummate the transactions contemplated hereby and thereby. Each MCC Shareholder that is a natural person has the legal capacity, power and authority to execute, deliver and perform this Agreement and the Escrow Agreement and to consummate the transactions contemplated hereby and thereby. The trustee of each MCC Shareholder that is a trust has the legal capacity, power and authority, on behalf of the trust, to execute, deliver and perform this Agreement and the Escrow Agreement and to consummate the transactions contemplated hereby and thereby. Each MCC Shareholder has taken all action required by law, such MCC Shareholder's organizational or governing documents (if applicable), or otherwise to authorize the execution, delivery and performance of this Agreement and the Escrow Agreement and the consummation by such MCC

Shareholder of the transactions contemplated hereby and thereby. Each MCC Shareholder has duly and validly executed and delivered this Agreement and the Escrow Agreement. This Agreement and the Escrow Agreement constitute legal, valid and binding obligations of each MCC Shareholder, in each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

         3.3. Consents and Approvals; Authority.

         (a) Except as described in Schedule 3.3(a), no consent, authorization or approval of, filing or registration with, waiver of any right of first refusal or first offer from, or cooperation from, any Governmental
Authority or any other Person is necessary in connection with the execution, delivery and performance by MCC and each MCC Shareholder of this Agreement or the Escrow Agreement or the consummation by MCC and each MCC Shareholder of the transactions contemplated hereby or thereby.

         (b) The execution, delivery and performance by MCC and each MCC Shareholder of this Agreement and the Escrow Agreement, and the consummation by MCC and the MCC Shareholders of the transactions contemplated hereby and thereby, do not and will not (i) violate any Law applicable to or binding on MCC or any MCC Shareholder, or any of their respective assets or properties; (ii) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, result in the creation of any Lien upon any of the assets or properties of MCC or any MCC Shareholder under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any Contract to which MCC or any MCC Shareholder is a party or by which MCC or any MCC Shareholder or any of their respective assets or properties are bound; (iii) permit the acceleration of the maturity of any indebtedness of MCC or any MCC Shareholder or indebtedness secured by any of their respective assets or properties; or (iv) violate or conflict with any provision of the articles of incorporation, by-laws or similar organizational instruments of MCC or any MCC Shareholder.

         3.4. Capitalization.

         (a) The authorized capital stock of MCC consists of (i) 200,000 shares of Common Stock, $1.00 par value per share (the "MCC Common Stock"), of which 100,000 are currently issued and outstanding and (ii) 300,000 shares of preferred stock, $1.00 par value per share, none of which are currently issued and outstanding. All of the shares of MCC Common Stock (i) are validly issued, fully paid and nonassessable, (ii) are, and when issued were, free of preemptive rights and (iii) are free and clear of any and all Liens. Schedule 3.4(a) sets forth (i) the name, address and taxpayer identification number of each legal and beneficial holder of MCC Common
Stock and (ii) the number and percentage of the outstanding shares of MCC Common Stock held by each such holder. There are no shares of capital stock of MCC held in the treasury of MCC and no shares of capital stock of MCC are currently reserved for issuance for any purpose or upon the occurrence of any event or condition.

         (b) There are no shares of capital stock or other securities (whether or not such securities have voting rights) of MCC issued and outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other Contracts of any character obligating MCC or any MCC Shareholder, or obligating any MCC Shareholder or any of his, her or its Affiliates to cause MCC, to issue, transfer or sell, or cause the issuance, transfer or sale of, any shares of capital stock or other securities (whether or not such securities have voting rights) of MCC. Except for this Agreement, there are no outstanding obligations (contingent or otherwise) of MCC or any MCC Shareholder that relate to the purchase, sale, issuance, repurchase, redemption, acquisition, retirement, transfer, disposition, holding or voting of any shares of capital stock or other securities of MCC or the management or operation of MCC. No Person has any right to participate in, or receive any payment based on any amount relating to, the revenue, income, value or net worth of MCC or any component or portion thereof, or any increase or decrease in any of the foregoing. There are no stock appreciation, phantom stock or similar rights with respect to MCC.
There are no voting agreements, voting trust agreements, proxies or shareholder or similar agreements relating to any capital stock of MCC.

         3.5. Title to Purchased Assets. Except for the Pledge, MCC owns all of the Old GWW Shares beneficially and of record, and has full power and authority to convey, free and clear of all Liens and Liabilities, the Purchased Assets. At the Closing, upon (i) the delivery and transfer by MCC to GWW of the MCC Cash and the certificates representing the Old GWW
Shares, (ii) the delivery and transfer by GWW to MCC and the Escrow Agent, as provided in Section 2.3(b), of certificates for the New GWW Shares,
(iii) the payment by GWW of the Union Bank Debt Amount and (iv) Union
Bank's release of the Old GWW Shares from the Pledge on the Closing Date as provided in Section 2.4, MCC will convey to GWW, and GWW will receive, good, valid and marketable title to the Purchased Assets, free and clear of all Liens and Liabilities (other than those which arise out of actions taken exclusively by GWW). The assignments, endorsements, stock powers and other instruments of transfer delivered by MCC to GWW at the Closing will be sufficient to transfer to GWW the entire interest, legal and beneficial, in the Old GWW Shares. Except for this Agreement, there are no subscriptions, options, warrants, calls, conversion or other rights, commitments or Contracts of any nature obligating MCC or any MCC
Shareholder or any Affiliate of MCC or any MCC Shareholder to transfer or sell, or cause the transfer or sale of, any Old GWW Shares or otherwise relating to the sale or other disposition of any Purchased Assets. There are no voting agreements, voting trust agreements, proxies or shareholder or similar agreements relating to the Old GWW Shares.

         3.6. Financial Statements; Undisclosed Liabilities.

         (a) The Financial Statements are set forth in Schedule 3.6(a) and present fairly the financial position, assets and liabilities of MCC as of the date thereof and the revenues and expenses of MCC for the period covered thereby. The Financial Statements are in accordance with the books and records of MCC and do not reflect any transactions that are not bona fide transactions.

         (b) Except as set forth in the Latest Balance Sheet, which is set forth in Schedule 3.6(a), or as described in Schedule 3.6(b), to the best of MCC's and the MCC Shareholders' knowledge, (i) MCC has no material debts, obligations or other Liabilities of any kind whatsoever, (ii) there is no valid basis for the assertion against MCC of any material debt, obligation or other Liability, (iii) there are no existing or foreseeable events, conditions, situations or sets of circumstances which could reasonably be expected to result in any debts, obligations or other Liabilities of MCC in excess of $100,000 in the aggregate and (iv) during the past five years, MCC has not had any debts, obligations or other Liabilities in excess of $1 million in the aggregate.

         3.7. Business; Assets; Property. Except as described in Schedule 3.7, MCC does not conduct or engage in, and never has conducted or engaged in, any business, activity, operation or transaction of any kind whatsoever.
MCC's assets consist solely of the Purchased Assets and the Excluded
Assets. Except as described in Schedule 3.7, MCC has never purchased, owned, leased or sold any assets, products, services or property (including any real property or tangible or intangible personal property) of any kind whatsoever. MCC has never operated under any name other than Mountain
Capital Corporation.

         3.8. Contracts. Schedule 3.8 is an accurate and complete list of all the Contracts to which MCC is a party or to which MCC, the Purchased Assets or any other assets or properties owned by MCC is subject. MCC has delivered to GWW accurate and complete copies of each document listed on
Schedule 3.8 and a complete and accurate written description of each oral arrangement so listed.

         3.9. Labor Matters; Employee Benefit Plans.

         (a) MCC does not have, and never has had, any employees. No Person is or ever has been entitled to compensation from MCC for service as a director, officer, employee, independent contractor or otherwise, or is or ever has been entitled to any severance pay, lump sum or other payment, compensation or other remuneration from MCC.

         (b) Neither MCC nor any ERISA Affiliate of MCC maintains or contributes to, has ever maintained or contributed to, or has or ever has had any Liability with respect to, any Plan or Arrangement.

         3.10. Taxes. All federal, state, provincial, territorial, municipal, local and foreign income, corporation and other Tax Returns have been filed for MCC (or will be filed or made on or prior to the due dates therefor) for all periods through and including the Closing Date as required by applicable Law. All Taxes shown as due on all such Tax Returns have been paid (or will be paid on or prior to the due dates therefor). Each such Tax Return is true, accurate and complete, and MCC has no, nor will MCC have any, additional liability for Taxes with respect to any Tax Return heretofore filed or which was required by Law to be filed. There are no Tax Liens (other than Liens for current Taxes not yet due and payable) upon any of the Purchased Assets. All Taxes that MCC is required by Law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid over to the proper Governmental Authorities within the prescribed times. No Tax Return of MCC is under audit or examination, or has ever been audited or examined, by any taxing authority, and no written notice of such an audit or examination has been received by MCC.
MCC is not a "foreign person" as defined in Section 1445(f)(3) of the Code. Neither MCC nor any of the Purchased Assets is subject to any joint venture, partnership or other arrangement or contract which is treated as a partnership for federal income tax purposes. MCC is not a party to any tax sharing agreement.

         3.11. Plan of Liquidation. The board of directors and shareholders of MCC have duly and validly approved and adopted a plan of liquidation, in the form attached as Exhibit A to this Agreement (the "Plan of Liquidation"), which provides for the consummation of the Liquidation immediately following the Acquisition and which further provides that the Acquisition and the Liquidation are intended to qualify as a reorganization within the meaning of Section 368(a)(1)(C) and Section 368(a)(2)(G) of the Code.

         3.12. No Extraordinary Distributions. Within the past three years MCC has made no distributions or dividends to its shareholders other than ordinary dividends in the ordinary course of business (consisting of the distribution to MCC Shareholders of funds representing dividends by GWW) and has not authorized any such distribution or dividend, other than the distribution of New GWW Shares to the MCC Shareholders as contemplated by the Plan of Liquidation.

         3.13. Reorganization. The Acquisition and Liquidation will qualify as a reorganization under Section 368(a)(1)(C) and Section 368(a)(2)(G) of the Code. MCC will deliver to McDermott, Will & Emery a representation letter with respect to MCC in form and substance sufficient to enable such counsel to render to GWW the legal opinion required by Section 6.2(x).

         3.14. No Defaults or Violations. MCC has not breached any provision of, and is not in default under the terms of, any Contract to which it is or ever has been a party or under which it has or ever has had any rights or by which it is or ever has been bound. No condition exists or event has occurred which, with or without notice or the passage of time or both, would constitute a breach of, or a default under, any such Contract by MCC and no other party to any such Contract has breached any provision of, or is in default under the terms of, any such Contract. MCC is, and has been, in compliance with all Laws applicable to or binding on MCC or any of its assets or properties, and no condition exists or event has occurred which, with or without notice or the passage of time or both, would constitute a violation under any such Law. No notice from any Governmental Authority has been received by MCC or any MCC Shareholder claiming any violation of any Law by MCC or requiring from MCC any work, construction or expenditure, or asserting against MCC any Taxes, assessment or penalty. Except as set forth in Schedule 3.14, no Permits, whether federal, state, local or foreign, are necessary (i) for the use or ownership of the Purchased Assets, (ii) for the lawful conduct or operation of the business of MCC or (iii) for MCC to otherwise obtain or hold.

         3.15. Environmental Matters. MCC is in compliance with all Environmental Laws, including with respect to the Purchased Assets and the business of MCC, and no condition exists or event has occurred which, with or without notice or the passage of time or both, would constitute a violation of or give rise to any liability, obligation or Lien under any Environmental Law. No notice from any Governmental Authority or any other Person has been received by MCC or any MCC Shareholder claiming that MCC, or any aspect of the business, operations or facilities of MCC, is in violation of any Environmental Law, or that MCC is responsible (or potentially responsible) for the cleanup or remediation of any substances at any location. MCC has not ever deposited or incorporated any Hazardous

Substances into, on, beneath or adjacent to any property. No condition has existed or event has occurred with respect to any property owned or held by, or used in the business of, MCC, any past or present direct or indirect Subsidiary of MCC, any predecessor to MCC, or any Person that is or was an Affiliate of MCC (including any property that has been sold, transferred or disposed of or for which any lease has terminated) that in any case could, with or without notice, passage of time or both, give rise to any present or future liability or obligation of MCC pursuant to any Environmental Law.

         3.16. Litigation. There is no, and never has been any, claim, action, suit, arbitration, proceeding, governmental investigation or other litigation pending or threatened against or affecting MCC or any of its officers, directors, employees, agents or shareholders in their capacity as such, or any of the Purchased Assets, and neither MCC nor any MCC
Shareholder is aware of any facts or circumstances which may give rise to any of the foregoing. MCC is not and never has been subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority. MCC has not entered into any agreement to settle or compromise any proceeding pending or threatened against it.

         3.17. Investment Representation. MCC is accepting, and upon the consummation of the Liquidation, each MCC Shareholder is accepting, the New GWW Shares for his, her or its own account and not for any other Person and is acquiring the New GWW Shares for investment purposes only and without any view to distribute, resell or otherwise transfer such New GWW Shares (other than the distribution of the New GWW Shares by MCC to the MCC Shareholders in the Liquidation as contemplated by the Plan of Liquidation). MCC and each MCC Shareholder has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of the investment in New GWW Shares contemplated to be made pursuant to this Agreement and has sufficient financial strength to hold such New GWW Shares as an investment and to bear the economic risks of such investment (including possible loss of such investment) for an indefinite period of time. MCC and each MCC Shareholder is fully informed that the New GWW Shares (i) are being issued and distributed pursuant to a private offering exemption of the Securities Act of 1933, as amended (the "Securities Act"), (ii) are not being registered under the Securities Act or under the securities or blue sky laws of any state or foreign jurisdiction, (iii) will constitute "restricted securities" within the meaning of Rule 144 under the Securities Act and (iv) must be held indefinitely unless they are subsequently registered under the Securities Act and any applicable state securities or blue sky laws, or unless an exemption from registration is available thereunder. MCC and each MCC Shareholder is fully informed that GWW has no obligation to register such securities under the Securities Act or any applicable state securities or blue sky laws. All documents filed by GWW with the Securities and Exchange Commission ("SEC Filings") pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended, since January 1, 1995 have been made available or delivered to MCC and each MCC Shareholder and MCC and each MCC Shareholder has had an opportunity to ask questions of and receive answers from GWW concerning the Acquisition and the terms and conditions of this Agreement, the Escrow Agreement and the Share Transfer Restriction Agreement and to obtain additional information necessary to verify the accuracy of the information contained in such SEC Filings. MCC and each MCC Shareholder is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

         3.18. Brokers. Neither MCC nor any MCC Shareholder has used any broker or finder in connection with the Acquisition, and neither GWW nor any Affiliate of GWW has or shall have any Liability or otherwise suffer or incur any Loss as a result of or in connection with any brokerage or finder's fee or other commission of any Person retained by MCC, any MCC Shareholder or any of their respective Affiliates in connection with the Acquisition.

         3.19. Accuracy of Statements. To the knowledge of MCC and the MCC Shareholders, neither this Agreement nor any schedule or certificate furnished or to be furnished by or on behalf of MCC or any MCC Shareholder to GWW or any representative or Affiliate of GWW in connection with this Agreement, the Escrow Agreement or any of the transactions contemplated hereby or thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

                                ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF GWW
                   -------------------------------------

         GWW represents and warrants to MCC, as of the date of this Agreement and as of the Closing Date (as if such representations and warranties were remade on the Closing Date), as follows:

         4.1. Due Incorporation. GWW is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, with all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

         4.2. Due Authorization. GWW has full power and authority to execute, deliver and perform this Agreement and the Escrow Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by GWW of this Agreement and the Escrow Agreement, and the consummation by GWW of the transactions contemplated hereby and thereby, have been duly and validly approved by the board of directors of GWW, and no other actions or proceedings on the part of GWW are necessary to authorize this Agreement or the Escrow Agreement or the transactions contemplated hereby and thereby. GWW has duly and validly executed and delivered this Agreement and the Escrow Agreement. This Agreement and the Escrow Agreement constitute legal, valid and binding obligations of GWW, in each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

         4.3. Consents and Approvals; Authority.

         (a) Except as described in Schedule 4.3(a), no consent, authorization or approval of, filing or registration with, or cooperation from, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by GWW of this Agreement and the Escrow Agreement or the consummation by GWW of the transactions contemplated hereby and thereby.

         (b) The execution, delivery and performance by GWW of this Agreement and the Escrow Agreement, and the consummation by GWW of the transactions contemplated hereby and thereby, do not and will not (i) violate any Law applicable to or binding on GWW or any of its assets or properties; (ii) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, result in the creation of any Lien upon any of the assets or properties of GWW under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any Contract to which GWW is a party or by which GWW or any of its assets or properties are bound; (iii) permit the acceleration of the maturity of any indebtedness of GWW or indebtedness secured by its assets or properties; or (iv) violate or conflict with any provision of GWW's articles of incorporation or by-laws.

         4.4. New GWW Shares. The New GWW Shares, when issued and delivered to MCC as consideration for the Purchased Assets pursuant to the terms of this Agreement, will be (i) validly issued and outstanding, fully paid and nonassessable, (ii) free of preemptive rights and (iii) free and clear of any and all Liens (other than Liens, if any, which arise under any securities Law or the terms of the Escrow Agreement or the Share Transfer Restriction Agreement or which arise out of other actions taken by MCC or the MCC Shareholders).

         4.5. Litigation. There is no claim, action, suit, proceeding, investigation or other litigation pending or, to the best knowledge of GWW, threatened by or against GWW or any of its Affiliates with respect to the Acquisition, and GWW is not aware of any facts or circumstances which may give rise to any of the foregoing.

         4.6. Brokers. Except as described in Schedule 4.6, GWW has used no broker or finder in connection with the Acquisition. Except as provided in
Section 2.5, neither MCC nor any MCC Shareholder has or shall have any liability or otherwise suffer or incur any Loss as a result of or in connection with any brokerage or finder's fee or other commission of any Person retained by GWW or any of its Affiliates in connection with the Acquisition.

                                 ARTICLE V

                                 COVENANTS
                                 ---------

         5.1. Implementing Agreement. Subject to the terms and conditions hereof, each party hereto shall take all action required of it to fulfill its obligations under the terms of this Agreement and the Escrow Agreement and shall otherwise use all commercially reasonable efforts to facilitate the consummation of the transactions contemplated hereby and thereby. Each party hereto agrees that he, she or it will take no action that would have the effect of preventing or impairing the performance by any party hereto of its respective obligations under this Agreement or the Escrow Agreement.

         5.2. Press Release. Promptly following the Closing, GWW shall issue a press release to announce the Acquisition upon consultation with, and the reasonable approval of, MCC. James D. Slavik will provide a quotation in a form reasonably acceptable to GWW for inclusion in such press release, which quotation shall indicate his intention to continue holding shares of GWW Common Stock and underscore his long-term commitment to GWW. Neither
MCC nor the MCC Shareholders shall make any public announcement regarding the Acquisition without obtaining GWW's prior written consent.

         5.3. Tax Matters. After the Closing, MCC and the MCC Shareholders shall make available to GWW such records as GWW may request for the preparation of any Tax Returns or other similar reports or forms required to be filed by GWW and such records as GWW may request in connection with the defense of any audit, examination, administrative appeal or litigation of any such Tax Return or other similar report or form, in each case relating to MCC, the Acquisition or the Purchased Assets. MCC, the MCC Shareholders and GWW shall cooperate with one another in any such audit, examination, appeal or litigation. MCC, the MCC Shareholders and GWW agree to file all Tax Returns consistent with the Acquisition and the Liquidation qualifying as a reorganization under Section 368(a)(1)(C) and Section 368(a)(2)(G) of the Code.

                                ARTICLE VI

                                  CLOSING
                                  -------

         6.1. Closing. The Closing shall take place concurrently with the execution and delivery of this Agreement at the offices of Mayer, Brown, Rowe & Maw, at 190 South LaSalle Street, Chicago, Illinois 60603, at 9:00 A.M., local time, on the date hereof (the "Closing Date").


         6.2. Deliveries by MCC. At the Closing, in addition to any other documents or agreements required under this Agreement, MCC and the MCC Shareholders shall deliver to GWW the following:

               (i) certificates registered in the name of MCC representing all of the Old GWW Shares, which certificates shall be duly endorsed for transfer or accompanied by duly executed stock powers;

               (ii) the MCC Cash, which shall be delivered to GWW by electronic wire transfer to such account or accounts as GWW shall specify to MCC in writing prior to the Closing Date;

               (iii) the Union Bank Notice and, following GWW's payment of the Union Bank Debt Amount, the Union Bank Closing Confirmation;

               (iv) the Escrow Agreement, duly executed by MCC, each MCC Shareholder and the Escrow Agent;

               (v) the Share Transfer Restriction Agreement, duly executed by each MCC Shareholder and each of the other signatories thereto other than GWW;

               (vi) a certificate of the Secretary of MCC certifying resolutions of the board of directors and shareholders of MCC approving and authorizing the execution, delivery and performance of this Agreement and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby and approving and adopting the Plan of Liquidation (together with an incumbency and signature certificate regarding the officer(s) signing any documents or agreements on behalf of MCC);

               (vii) the articles of incorporation of MCC certified by the Secretary of State or equivalent Person of the State of Nevada, and the by-laws or similar instrument of MCC, certified by its Secretary;

               (viii) a certificate of good standing of MCC from the State of Nevada;

               (ix) an opinion, dated the Closing Date, of Hale Lane Peek Dennison Howard and Anderson, counsel to MCC, in form and substance satisfactory to GWW and to the effect set forth in Exhibit B;

               (x) an opinion, dated the Closing Date, of McDermott, Will & Emery, counsel to MCC and the MCC Shareholders, in form and substance satisfactory to GWW and to the effect set forth in Exhibit C; and

               (xi)  an opinion, dated the Closing Date, of McDermott, Will
        & Emery, counsel to MCC and the MCC Shareholders, in form and substance satisfactory to GWW and to the effect set forth in Exhibit D;

               (xii) such other documents and instruments as may be required by any other provision of this Agreement, or any other agreement related to the Acquisition or as may reasonably be required to consummate the transactions contemplated by this Agreement.

         6.3.  Deliveries by GWW.

         (a) At the Closing, GWW shall deliver to MCC and the MCC Shareholders the following:

               (i) certificates registered in the name of MCC representing all of the New GWW Shares (other than the Escrow Shares) and containing the Securities Act Legend;

               (ii) the Escrow Agreement, duly executed by GWW;

               (iii) the Share Transfer Restriction Agreement, duly executed by GWW;

               (iv) a certificate of the Secretary of GWW certifying resolutions of the board of directors of GWW approving and authorizing the execution, delivery and performance of this Agreement, the Escrow Agreement and the Share Transfer Restriction Agreement and the consummation of the transactions contemplated hereby and thereby (together with an incumbency and signature certificate regarding the officer(s) signing any documents or agreements on behalf of GWW); and

               (v) an opinion, dated the Closing Date, of Mayer, Brown, Rowe & Maw, counsel to GWW, in form and substance satisfactory to MCC and to the effect set forth in Exhibit E.

         (b) At the Closing, GWW shall deliver to the Escrow Agent certificates registered in the name of MCC representing the Escrow Shares and containing the Securities Act Legend.

         (c) At the Closing, GWW will deliver to McDermott, Will & Emery a certificate of GWW substantially in the form of Exhibit F (the "GWW Tax Certificate") for the sole purpose of enabling such counsel to render the legal opinion required by Section 6.2(x). Notwithstanding anything else in this Agreement, under no circumstances shall MCC or any MCC Shareholder be entitled to rely upon or to enforce any of the representations or warranties of GWW contained in the GWW Tax Certificate.

                                ARTICLE VII

                              INDEMNIFICATION
                              ---------------

         7.1. Survival. All of the representations and warranties of the parties hereto contained herein, in the Escrow Agreement and in any other document or agreement delivered in connection herewith other than the Share Transfer Restriction Agreement and the GWW Tax Certificate (each such other document or agreement, other than the Share Transfer Restriction Agreement and the GWW Tax Certificate, a "Related Agreement") shall survive forever.

         7.2. Indemnification by MCC and the MCC Shareholders. MCC and the MCC Shareholders jointly and severally agree to indemnify each of the GWW Indemnified Parties against, and agree to hold each of the GWW Indemnified Parties harmless from, any and all Losses incurred or suffered by any or all of the GWW Indemnified Parties arising out of or in connection with any of the following:

               (i) any breach of or any inaccuracy in (or any third party claim involving an alleged breach of or inaccuracy in) any representation or warranty made by MCC or any MCC Shareholder in this Agreement, the Escrow Agreement or any Related Agreement;

               (ii) any breach (or any third party claim involving an alleged breach) by MCC or any MCC Shareholder of or failure (or any third party claim involving an alleged failure) by MCC or any MCC Shareholder to perform any covenant, agreement or obligation of MCC or any MCC Shareholder in this Agreement, the Escrow Agreement or any Related Agreement;

               (iii) any Liability of MCC or any of its past, present or future Subsidiaries or Affiliates (other than for payment by GWW to Union Bank of the Union Bank Debt Amount on the Closing Date as provided in Section 2.4), including any Liability that relates to, or that arises out of, any act, omission or event that occurred or any condition, situation or set of circumstances that existed prior to, on or following the Closing Date;

               (iv) any act or omission of, or any event, condition, situation or set of circumstances relating to or involving, MCC or any of its past, present or future Subsidiaries or Affiliates or any of their respective officers, directors, shareholders, employees, agents or representatives in their capacities as such, except to the extent GWW is required to indemnify MCC or the MCC
         Shareholders therefor pursuant to Section 7.3;

               (v) without limiting the generality of clause (iii) above, any Liability for Taxes of, or attributable to, MCC or any of its past, present or future Subsidiaries or Affiliates for taxable periods ending prior to, on or following the Closing Date, including any Taxes resulting from the consummation of the Acquisition or the Liquidation;

               (vi) any audit, examination or investigation of the Acquisition or the Liquidation by any Governmental Authority, including the IRS or any other tax authorities;

               (vii) the bulk sales Laws of any jurisdiction applicable to the Acquisition and any Laws of any jurisdiction imposing liability on GWW for MCC's Taxes, including the failure to comply with any such Laws; or

               (viii) any assertion of appraisal or similar rights pursuant to any Law or otherwise by any of the MCC Shareholders in their capacities as such.

         7.3. Indemnification by GWW. GWW agrees to indemnify MCC and the MCC Shareholders against, and agrees to hold each of them harmless from, any and all Losses incurred or suffered by any or all of them arising out of or in connection with any of the following:

               (i) any breach of or any inaccuracy in (or any third party claim involving an alleged breach of or inaccuracy in) any representation or warranty made by GWW in this Agreement, the Escrow Agreement or any Related Agreement; or

               (ii) any breach (or any third party claim involving an alleged breach) by GWW of or failure (or any third party claim involving an alleged failure) by GWW to perform any covenant, agreement or obligation of GWW in this Agreement, the Escrow Agreement or any Related Agreement.

         7.4. Claims. As soon as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement not involving a claim, or the commencement of any suit, action or proceeding, of the type described in Section 7.5 or Section 7.6, the Indemnified Person shall give notice to the Indemnifying Person of such claim; provided, that the failure of the Indemnified Person to give notice shall not relieve the Indemnifying Person of its obligations under this Article VII, except to the extent the Indemnifying Person shall have been materially prejudiced thereby.

         7.5. Notice of Third Party Claims; Assumption of Defense. The Indemnified Person shall give notice as promptly as is reasonably practicable to the Indemnifying Person of the assertion of any claim, or the commencement of any suit, action or proceeding, by any Person not a party hereto (other than by a Governmental Authority with respect to Taxes) in respect of which indemnity may be sought under this Agreement; provided, that the failure of the Indemnified Person to give notice shall not relieve the Indemnifying Person of its obligations under this Article VII, except to the extent the Indemnifying Person shall have been materially prejudiced thereby. The Indemnifying Person may, at its own expense, (a) participate in the defense of any such claim, suit, action or proceeding and (b) upon notice to the Indemnified Person and the Indemnifying Person's delivering to the Indemnified Person a written agreement that the Indemnified Person is entitled to indemnification pursuant to Section 7.2 or Section 7.3 for all Losses arising out of such claim, suit, action or proceeding and that the Indemnifying Person shall be liable for the entire amount of any Loss resulting therefrom, at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof; provided, that (i) the Indemnifying Person's counsel is reasonably satisfactory to the Indemnified Person and (ii) the Indemnifying Person shall thereafter consult with the Indemnified Person upon the Indemnified Person's reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding. If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person. If, however, the Indemnified Person reasonably determines in its judgment that representation by the Indemnifying Person's counsel of both the Indemnifying Person and the Indemnified Person would present such counsel with a conflict of interest, then such Indemnified Person may employ separate counsel to represent or defend it in any such claim, action, suit or proceeding and the Indemnifying Person shall pay the fees and disbursements of such separate counsel. Whether or not the Indemnifying Person chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

         7.6. Disputes Related to Taxes. The Indemnified Person shall give notice as promptly as is reasonably practicable to the Indemnifying Person of the assertion of any claim, or the commencement of any suit, action or proceeding, by any Governmental Authority with respect to Taxes for which indemnity may be sought by any GWW Indemnified Party under this Agreement; provided, that the failure of the Indemnified Person to give notice shall not relieve the Indemnifying Person of its obligations under this Article VII except to the extent the Indemnifying Person shall have been materially prejudiced thereby. The Indemnifying Person may, upon notice to the GWW Indemnified Party delivered within thirty (30) calendar days after delivery of such notice from the Indemnified Person, and the Indemnifying Person delivering to the GWW Indemnified Party, within such thirty (30) calendar days, a written agreement that the GWW Indemnified Party is entitled to indemnification pursuant to Section 7.2 for all Losses arising out of such claim, suit, action or proceeding and that the Indemnifying Person shall be liable for the entire amount of any Loss resulting therefrom, require GWW to contest any such claim, suit, action or proceeding; provided that (i) the Indemnifying Person shall have furnished to GWW an opinion of independent tax counsel selected by the Indemnifying Person and approved by GWW (which approval shall not be unreasonably withheld) to the effect that substantial authority exists for such contest, (ii) GWW shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the Governmental Authority in respect of such claim, suit, action or proceeding and may determine, at its sole option, to either pay the Tax claims and sue for a refund or contest the claim in any appropriate forum, considering in good faith such requests as the Indemnifying Person shall make concerning the most appropriate forum in which to proceed and other related matters, provided that the Indemnifying Person may, at its own expense, participate in all such proceedings and provided further that GWW shall not settle or compromise any such claim, suit, action or proceeding without the approval of the MCC Representative (acting on behalf of the Indemnifying Person), which approval shall not be unreasonably withheld, (iii) if GWW shall determine to pay the Tax claimed and sue for a refund, the Indemnifying Person shall advance to GWW all Losses incurred or suffered by GWW in connection therewith. Nothing contained in this Section 7.6 shall require GWW to contest a claim which it would otherwise be required to contest if GWW releases the Indemnifying Person from any liability under Section 7.2 for Losses incurred or suffered in connection therewith. Whether or not GWW chooses to contest or pay (and sue for a refund with respect to) any such claim, suit, action or proceeding, all of the parties hereto shall cooperate and consult with each other with respect to the resolution of any such claim, suit, action or proceeding.

         7.7. Settlement or Compromise. Any settlement or compromise made or caused to be made by the Indemnified Person or the Indemnifying Person, as the case may be, of any such claim, suit, action or proceeding of the kind referred to in Section 7.5 or Section 7.6 shall also be binding upon the Indemnifying Person or the Indemnified Person, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, that no obligation, restriction or Loss shall be imposed on the Indemnified Person or the Indemnifying Person (other than obligations arising under this Agreement) as a result of such settlement or compromise without its prior written consent, which consent shall not be unreasonably withheld. The Indemnified Person will give the Indemnifying Person at least fifteen (15) days' notice of any proposed settlement or compromise of any claim, suit, action or proceeding referred to in Section 7.5 that it is defending, during which time the Indemnifying Person may, on reasonable grounds, reject such proposed settlement or compromise; provided, that from and after such rejection, the Indemnifying Person shall be obligated to assume the defense of and full and complete liability and responsibility for such claim, suit, action or proceeding and any and all Losses in connection therewith. Likewise, the Indemnifying Person will give the Indemnified Person at least fifteen (15) days' notice of any proposed settlement or compromise of any claim, suit, action or proceeding referred to in Section 7.5 that it is defending, during which time the Indemnified Person may, on reasonable grounds, reject such proposed settlement or compromise; provided, that from and after such rejection, the Indemnified Person shall defend the claim at its expense and the Indemnifying Person's liability shall be limited to the amount of the proposed settlement or compromise.

         7.8. Failure of Indemnifying Person to Act. In the event that the Indemnifying Person does not elect to assume the defense of any claim, suit, action or proceeding, then any failure of the Indemnified Person to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause the same to be done, shall not relieve the Indemnifying Person of its obligations hereunder.

         7.9. Acknowledgment; No Obligation to Set-Off Against Escrow Fund. MCC and each MCC Shareholder agrees and acknowledges that (i) it has discussed with counsel and understands the joint and several nature of the indemnification obligations hereunder, (ii) the right of indemnification of the GWW Indemnified Parties hereunder is absolute, (iii) the indemnification obligations of MCC and the MCC Shareholders shall not in any manner be limited to the Escrow Shares or any other assets that may be contained in the Escrow Fund (as defined in the Escrow Agreement) at any time, and (iv) the GWW Indemnified Parties are not obligated to seek satisfaction of a claim for indemnification pursuant to this Agreement from the Escrow Fund established pursuant to the Escrow Agreement prior to seeking satisfaction of such a claim from MCC or the MCC Shareholders.

         7.10. Treatment of Indemnification Payments. Any amounts payable under Section 7.2 or Section 7.3 shall be treated by GWW and MCC as an adjustment to the purchase price for the Purchased Assets for tax purposes, except as otherwise required by applicable Law. In the event that such payment is not treated as an adjustment to the purchase price under applicable Law, the Indemnifying Person shall further pay an amount that reflects liabilities and costs for Taxes resulting from the receipt or accrual of such payment, as, if and when incurred (including in a future year).

                               ARTICLE VIII

                               MISCELLANEOUS
                               -------------

         8.1. Amendment. This Agreement may be amended, modified or supplemented but only in writing signed by GWW, MCC and each MCC Shareholder.

         8.2. Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been received, (a) when delivered if given in person or by courier or a courier service such as Federal Express, DHL or other similar services, (b) on the date of transmission if sent by facsimile or other wire transmission (receipt confirmed by return facsimile) or (c) five (5) Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

         (i)      If to MCC, addressed as follows:

                  Mark IV Capital, Inc.
                  100 Bayview Circle, Suite 4500
                  Newport Beach, California 92660
                  Attention:  James D. Slavik
                  Facsimile No.: (949) 509-1104

                  with copies to:

                  Mark IV Capital, Inc.
                  100 Bayview Circle, Suite 4500
                  Newport Beach, California 92660
                  Attention:  Paul Slavik
                  Facsimile No.: (949) 509-1104

                  and

                  McDermott, Will & Emery
                  227 West Monroe Street
                  Chicago, Illinois 60606-5096
                  Attention: Daniel N. Zucker, Esq.
                  Facsimile No.: (312) 984-2097

         (ii) If to any MCC Shareholder, addressed to the address listed for such MCC Shareholder on Schedule 3.4(a), with a copy to:

                  McDermott, Will & Emery
                  227 West Monroe Street
                  Chicago, Illinois 60606-5096
                  Attention: Daniel N. Zucker, Esq.
                  Facsimile No.: (312) 984-2097

         (iii)    If to the MCC Representative, addressed as follows:

                  Mark IV Capital, Inc.
                  100 Bayview Circle, Suite 4500
                  Newport Beach, CA 92660
                  Attention:  James D. Slavik
                  Facsimile: (949) 509-1104

         (iv)     If to GWW, addressed as follows:

                  W.W. Grainger, Inc.
                  100 Grainger Parkway
                  Lake Forest, Illinois 60045
                  Attention:  Corporate Secretary
                  Facsimile No.: (847) 535-1045

                  with a copy to:

                  W.W. Grainger, Inc.
                  100 Grainger Parkway
                  Lake Forest, Illinois 60045
                  Attention:  General Counsel
                  Facsimile No.: (847) 535-4585

                  and

                  Mayer, Brown, Rowe & Maw
                  190 South LaSalle Street
                  Chicago, Illinois  60603
                  Attention: Frederick B. Thomas, Esq.
                  Facsimile No.:  (312) 701-7711

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

          8.3. Effect of Investigation. Any due diligence review, audit or other investigation or inquiry undertaken or performed by or on behalf of GWW shall not limit, qualify, modify or amend the representations, warranties, covenants or obligations of (including indemnities by) MCC or any MCC Shareholder made or undertaken pursuant to this Agreement, the Escrow Agreement or any Related Agreement, irrespective of the knowledge and information received (or which should have been received) therefrom by GWW.

         8.4. Payments in Dollars. Except as otherwise provided herein, all payments pursuant hereto shall be made by electronic wire transfer in United States Dollars in same day or immediately available funds.

         8.5. Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

         8.6. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature and a facsimile signature shall constitute an original signature for all purposes.

         8.7. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives; provided, that no assignment of any rights or obligations hereunder shall be made by MCC or any MCC Shareholder to any Person without the written consent of GWW and no assignment of any rights or obligations hereunder shall be made by GWW to any Person without the written consent of the MCC Representative.

         8.8. No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, their respective Affiliates, directors, officers, employees, agents and representatives, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

         8.9. Further Assurances. Upon the reasonable request of another party to this Agreement, each party hereto shall on and after the Closing Date execute and deliver to the requesting party such other documents, assignments and other instruments as may be required to effectuate completely the transfer and assignment to GWW of, and to vest fully in GWW title to, the Purchased Assets, and to otherwise carry out the purposes of this Agreement.

         8.10. Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

         8.11. Remedies Cumulative. The remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by Law, in equity or otherwise.

         8.12. Entire Understanding. This Agreement, the Escrow Agreement and the Share Transfer Restriction Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and supersede any and all prior agreements, arrangements and understandings among the parties (including the Mutual Letter of Intent dated as of January 24, 2002 by and between GWW and MCC) relating to the subject matter hereof.

         8.13. MCC Representative. Each MCC Shareholder hereby irrevocably authorizes and appoints James D. Slavik as his or its true and lawful attorney and representative (the "MCC Representative") with full power and authority to take any and all actions and execute any and all documents specified in this Agreement as being within the authority of the MCC Representative. James D. Slavik hereby accepts his appointment as the MCC Representative and agrees to perform all of the duties of the MCC Representative hereunder. If the MCC Representative shall die or become incapacitated, the MCC Shareholders shall promptly appoint a successor Person to act as the MCC Representative. Each of MCC and the MCC Shareholders shall jointly and severally indemnify and hold harmless the MCC Representative from any and all Losses arising from actions or inaction of the MCC Representative taken or not taken in his capacity as such.

         8.14. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois without giving effect to the principles of conflicts of law thereof.

         8.15. Jurisdiction of Disputes; Waiver of Jury Trial. The state courts of the County of Cook, Illinois and the United States District Court for the Northern District of Illinois shall have the exclusive jurisdiction over any and all litigation, proceedings or other legal actions relating to or arising out of this Agreement, the Escrow Agreement, the Share Transfer Restriction Agreement, the subject matter hereof or thereof or the transactions contemplated hereby or thereby. Each of the parties hereto hereby irrevocably (a) submits to the personal jurisdiction of such courts over such party in connection with any litigation, proceeding or other legal action relating to or arising out of this Agreement, the Escrow Agreement, the Share Transfer Restriction Agreement or the subject matter hereof or thereof or the transactions contemplated hereby or thereby, (b) waives to the fullest extent permitted by Law any objection to the venue of any such litigation, proceeding or other legal action which is brought in any such court and (c) agrees to the mailing of service of process to the address specified above for such party as an alternative method of service of process in any such litigation, proceeding or other legal action brought in any such court. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE ESCROW AGREEMENT, THE SHARE TRANSFER RESTRICTION AGREEMENT, OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

         8.16. Acknowledgment of MCC and each MCC Shareholder. MCC and each MCC Shareholder represents to GWW that he, she or it is knowledgeable and sophisticated as to business matters, including the subject matter of this Agreement, that MCC and each MCC Shareholder has read this Agreement and that he, she or it understands its terms. MCC and each MCC Shareholder acknowledges that, prior to assenting to the terms of this Agreement, he, she or it has been given a reasonable time to review it, to consult with counsel of his, her or its choice and to negotiate at arm's-length with GWW as to its contents. MCC, each MCC Shareholder and GWW agree that the language used in this Agreement is the language chosen by the parties to express their mutual intent, and that no rule of strict construction is to be applied against MCC, any MCC Shareholder or GWW.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.




                                 W.W. GRAINGER, INC.


                                 By:  /s/ Richard L. Keyser
                                      ---------------------------------------
                                 Name:  Richard L. Keyser
                                 Title: Chairman of the Board and
                                        Chief Executive Officer


                                 MOUNTAIN CAPITAL CORPORATION


                                 By:  /s/ James D. Slavik
                                      ---------------------------------------
                                 Name:  James D. Slavik
                                 Title: President


                                 The MCC Shareholders:


                                 BRENNAN SLAVIK TRUST


                                 By:  /s/ Paul D. Slavik
                                      ---------------------------------------
                                 Name:  Paul A. Slavik
                                 Title: Trustee


                                 EVAN MICHAEL SLAVIK TRUST


                                 By:  /s/ Paul D. Slavik
                                      ---------------------------------------
                                 Name:  Paul A. Slavik
                                 Title: Trustee


                                 SUSAN SLAVIK INTER-VIVOS TRUST


                                 By:  /s/ Susan Slavik Williams
                                      ---------------------------------------
                                 Name:  Susan Slavik Williams
                                 Title: Trustee

                                 JAMES AND GLENYS SLAVIK 2000 EXEMPT
                                 TRUST FBO BRENNAN JAMES SLAVIK


                                 By:  /s/ Glenys Slavik
                                      ---------------------------------------
                                 Name:  Glenys Slavik
                                 Title: Trustee


                                 By:  /s/ Paul A. Slavik
                                      ---------------------------------------
                                 Name:  Paul A. Slavik
                                 Title: Trustee


                                 JAMES AND GLENYS SLAVIK 2000 EXEMPT TRUST
                                 FBO EVAN MICHAEL SLAVIK


                                 By:  /s/ Glenys Slavik
                                      ---------------------------------------
                                 Name:  Glenys Slavik
                                 Title: Trustee


                                 By:  /s/ Paul A. Slavik
                                      ---------------------------------------
                                 Name:  Paul A. Slavik
                                 Title: Trustee


                                 PAUL AND CATHIE SLAVIK 2000 EXEMPT
                                 TRUST FBO LAUREN D. SLAVIK


                                 By:  /s/ Cathie Slavik
                                      ---------------------------------------
                                 Name:  Cathie Slavik
                                 Title: Trustee


                                 By:  /s/ James D. Slavik
                                      ---------------------------------------
                                 Name:  James D. Slavik
                                 Title: Trustee

                                 PAUL AND CATHIE SLAVIK 2000 EXEMPT
                                 TRUST FBO LINDSAY C. SLAVIK


                                 By:  /s/ Cathie Slavik
                                      ---------------------------------------
                                 Name:  Cathie Slavik
                                 Title: Trustee


                                 By:  /s/ James D. Slavik
                                      ---------------------------------------
                                 Name:  James D. Slavik
                                 Title: Trustee


                                 SUSAN SLAVIK WILLIAMS & FELIX WILLIAMS
                                 2000 TRUST


                                 By:  /s/ Felix N. Williams, III
                                      ---------------------------------------
                                 Name:  Felix N. Williams, III
                                 Title: Trustee


                                 By:  /s/ James Garrity
                                      ---------------------------------------
                                 Name:  James Garrity
                                 Title: Trustee



                                 SEAN THOMAS SLAVIK TRUST


                                 By:  /s/ John H. Slavik
                                      ---------------------------------------
                                 Name:  John H. Slavik
                                 Title: Trustee


                                 By:  /s/ Gary King
                                      ---------------------------------------
                                 Name:  Gary King
                                 Title: Trustee



                                 LAUREN DANIELLE SLAVIK TRUST
                                 ESTABLISHED DECEMBER 28, 1987


                                 By:  /s/ James D. Slavik
                                      ---------------------------------------
                                 Name:  James D. Slavik
                                 Title: Trustee

                                 LINDSAY SLAVIK TRUST ESTABLISHED
                                 OCTOBER 1, 1989


                                 By:  /s/ James D. Slavik
                                      ---------------------------------------
                                 Name:  James D. Slavik
                                 Title: Trustee


                                 THE JAMES D. SLAVIK SEPARATE PROPERTY TRUST
                                 ESTABLISHED FEBRUARY 27, 1974, AS AMENDED


                                 By:  /s/ James D. Slavik
                                      ---------------------------------------
                                 Name:  James D. Slavik
                                 Title: Trustee


                                 THE PAUL A. SLAVIK TRUST ESTABLISHED
                                 JANUARY 26, 1993


                                 By:  /s/ Paul A. Slavik
                                      ---------------------------------------
                                 Name:  Paul A. Slavik
                                 Title: Trustee


                                 /s/ John H. Slavik
                                 --------------------------------------------
                                 John H. Slavik, individually


                                        Acknowledged, Consented to and Agreed:

                                        /s/ Kathleen A. Slavik
                                        --------------------------------------
                                        Kathleen A. Slavik



                                 /s/ Sean T. Slavik
                                 --------------------------------------------
                                 Sean T. Slavik, individually




                                 /s/ David A. Slavik
                                 --------------------------------------------
                                 David A. Slavik, individually


                                        Acknowledged, Consented to and Agreed:

                                        /s/ Jocelyne Slavik
                                        ---------------------------------------
                                        Jocelyne Slavik

                             TABLE OF CONTENTS

                                                                                       Page


ARTICLE I      DEFINITIONS...............................................................2

         1.1.     Definitions............................................................2

         1.2.     Interpretation.........................................................7

ARTICLE II     ACQUISITION; RELATED TRANSACTIONS.........................................7

         2.1.     Sale and Purchase of Purchased Assets..................................7

         2.2.     Delivery of Purchased Assets by MCC....................................8

         2.3.     Payment for Purchased Assets by GWW....................................8

         2.4.     Payment of Union Bank Loan by GWW......................................8

         2.5.     Payment of Transaction Expenses by MCC.................................9

         2.6.     Liquidation; Replacement of Escrow Certificates........................9

         2.7.     Escrow Agreement......................................................10

         2.8.     No Liabilities Assumed................................................10

         2.9.     No Fractional Shares..................................................11

         2.10.    Legends...............................................................11

ARTICLE III    REPRESENTATIONS AND WARRANTIES  OF MCC AND THE MCC SHAREHOLDERS..........12

         3.1.     Due Incorporation; Subsidiaries.......................................12

         3.2.     Due Authorization.....................................................12

         3.3.     Consents and Approvals; Authority.....................................13

         3.4.     Capitalization........................................................14

         3.5.     Title to Purchased Assets.............................................14

         3.6.     Financial Statements; Undisclosed Liabilities.........................15

         3.7.     Business; Assets; Property............................................15

         3.8.     Contracts.............................................................15

         3.9.     Labor Matters; Employee Benefit Plans.................................15

         3.10.    Taxes.................................................................16

         3.11.    Plan of Liquidation...................................................16

         3.12.    No Extraordinary Distributions........................................16

         3.13.    Reorganization........................................................16

         3.14.    No Defaults or Violations.............................................17

         3.15.    Environmental Matters.................................................17



                                    -i-

                             TABLE OF CONTENTS
                                (continued)

         3.16.    Litigation............................................................17

         3.17.    Investment Representation.............................................17

         3.18.    Brokers...............................................................18

         3.19.    Accuracy of Statements................................................18

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF GWW....................................18

         4.1.     Due Incorporation.....................................................19

         4.2.     Due Authorization.....................................................19

         4.3.     Consents and Approvals; Authority.....................................19

         4.4.     New GWW Shares........................................................20

         4.5.     Litigation............................................................20

         4.6.     Brokers...............................................................20

ARTICLE V      COVENANTS................................................................20

         5.1.     Implementing Agreement................................................20

         5.2.     Press Release.........................................................20

         5.3.     Tax Matters...........................................................20

ARTICLE VI     CLOSING..................................................................21

         6.1.     Closing...............................................................21

         6.2.     Deliveries by MCC.....................................................21

         6.3.     Deliveries by GWW.....................................................22

ARTICLE VII    INDEMNIFICATION..........................................................23

         7.1.     Survival..............................................................23

         7.2.     Indemnification by MCC and the MCC Shareholders.......................23

         7.3.     Indemnification by GWW................................................24

         7.4.     Claims................................................................24

         7.5.     Notice of Third Party Claims; Assumption of Defense...................24

         7.6.     Disputes Related to Taxes.............................................25

         7.7.     Settlement or Compromise..............................................26

         7.8.     Failure of Indemnifying Person to Act.................................26

         7.9.     Acknowledgment; No Obligation to Set-Off Against Escrow Fund..........26

         7.10.    Treatment of Indemnification Payments.................................27



                                    -ii-

                             TABLE OF CONTENTS
                                (continued)

ARTICLE VIII   MISCELLANEOUS............................................................27

         8.1.     Amendment.............................................................27

         8.2.     Notices...............................................................27

         8.3.     Effect of Investigation...............................................29

         8.4.     Payments in Dollars...................................................29

         8.5.     Waivers...............................................................29

         8.6.     Counterparts..........................................................29

         8.7.     Assignment............................................................29

         8.8.     No Third Party Beneficiaries..........................................29

         8.9.     Further Assurances....................................................29

         8.10.    Severability..........................................................30

         8.11.    Remedies Cumulative...................................................30

         8.12.    Entire Understanding..................................................30

         8.13.    MCC Representative....................................................30

         8.14.    Applicable Law........................................................30

         8.15.    Jurisdiction of Disputes; Waiver of Jury Trial........................30

         8.16.    Acknowledgment of MCC and each MCC Shareholder........................31



EXHIBITS

Exhibit A         Plan of Liquidation
Exhibit B         Opinion of Hale Lane Peek Dennison Howard and Anderson
Exhibit C         Opinion of McDermott, Will & Emery
Exhibit D         Opinion of McDermott, Will & Emery
Exhibit E         Opinion of Mayer, Brown, Rowe & Maw
Exhibit F         GWW Tax Certificate




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